United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2007

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2007, the Board of Directors of Univest Corporation of Pennsylvania (the “Company”) approved amendments to Article VI of the Company’s Bylaws in order to permit the issuance of shares of the Company’s stock in uncertificated form. The amendments will permit direct or “book-entry” registration of shares of the Company’s stock and make the Company eligible to participate in a Direct Registration program, as required under NASDAQ rule as of January 1, 2008. A Direct Registration Program allows shares of the Company’s stock to be owned, reported and transferred electronically in uncertificated form and without the need for physical stock certificates.

A copy of the amended Bylaws of the Company is attached as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference. The description of the amendments is qualified in its entirety by reference to Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
3.2	Amended Bylaws of Univest Corporation of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Wallace H. Bieler
Name:	Wallace H. Bieler
Title:	Senior Executive Vice President,
Chief Financial Officer, Chief Operation
Officer and Corporate Secretary

Date: September 26, 2007